                                                                    EXHIBIT 4.2


                                $100,000,000

                             WALBRO CORPORATION

                        10 1/8% SENIOR NOTES DUE 2007

                             PURCHASE AGREEMENT

                                                               December 11, 1997

SALOMON BROTHERS INC
Seven World Trade Center
New  York, New York  10048

Dear Sirs:

     Walbro Corporation, a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to Salomon Brothers Inc. (the "Initial Purchaser"), $100,000,000 aggregate principal amount of its 10 1/8% Senior Notes due 2007 (the "Senior Notes"). The Senior Notes will be issued pursuant to the provisions of an indenture, to be dated as of December 15, 1997 (the "Indenture"), among the Company, the Guarantors (as defined herein) and Bankers Trust Company, as trustee (the "Trustee").

     Initially, the Senior Notes will be guaranteed (the "Guarantees" and, together with the Senior Notes, the "Securities") on a senior unsecured basis by each of Walbro Automotive Corporation, Walbro Engine Management Corporation, Sharon Manufacturing Co. and Whitehead Engineering Products, Inc. (collectively, the "Guarantors" and, together with the Company, the "Issuers").

     This Agreement, the Indenture, the Securities and the Registration Rights Agreement (as defined herein) are herein collectively referred to as the "Transaction Documents."

     The Issuers wish to confirm as follows their agreement with the Initial Purchaser in connection with the purchase and resale of the Securities.

     1. Preliminary Offering Memorandum and Offering Memorandum. The Securities will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated November 24,

1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated December 11, 1997 (the "Offering Memorandum"), setting forth information regarding the Issuers and the Securities. Unless stated herein to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof and are not meant to include any supplement or amendment subsequent thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser.

     The Issuers understand that the Initial Purchaser proposes to make offers and sales (the "Exempt Resales") of the Securities purchased by the Initial Purchaser hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S ("Regulation S") under the Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). As used herein the terms "United States" and "U.S. persons" have the meaning given them in Regulation S.

     It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, each of the Securities (and each security issued in exchange therefor or in substitution thereof) shall bear the following legend:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
      (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
      (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY


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                                      -3-


      RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED
      INSTITUTIONAL BUYER IN COMPLIANCE WITH    RULE 144A UNDER THE SECURITIES
      ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     It is also understood and acknowledged that holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Exhibit A, to be dated the date hereof by and among the Issuers and the Initial Purchaser.

     2. Agreements to Sell, Purchase and Resell.

     (a) The Issuers hereby agree, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Issuers herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Issuers all of the Senior Notes at a purchase price of 97.5% of the principal amount thereof.

     (b) The Initial Purchaser represents and warrants to the Issuers that it is a Qualified Institutional Buyer and has advised the Issuers that it proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Issuers that the Initial Purchaser (i) will not solicit offers for, or offer to sell, the Securities by means of any form of general

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                                     -4-



solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act (including, but not limited to, (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided, however, that such limitation shall not preclude the Initial Purchaser from placing any tombstone announcement with respect to the resale by the Initial Purchaser of the Securities, provided that such announcement is not prohibited by Regulation
S), and (ii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities as part of its initial offering, only to
(A) persons in the United States whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S. The Initial Purchaser has advised the Issuers that it will offer the Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities.

     (c) The Initial Purchaser represents and warrants that (i) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities in the United Kingdom by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act of 1985), (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by the Initial Purchaser in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in or from the United Kingdom to any persons any document received by the Initial Purchaser in connection with the issue of the Securities if the recipient is of a kind described in Article 9(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1988, as amended.

     (d) The Initial Purchaser represents and warrants that with respect to Securities offered and sold or to be offered and sold pursuant to Regulation S it has offered and sold the Securities and agrees that it will offer and sell the Securities (i) as part of its initial distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date (as defined herein), only in accordance with Rule 903 of Regulation S or as otherwise permitted pursuant to paragraph
(c) above. Accordingly, the Initial Purchaser represents and agrees that with respect to Securities offered and sold or to be offered and sold pursuant to Regulation S none of the Initial Purchaser, its affiliates or any persons acting on its behalf or on behalf of its affiliates has engaged or will engage in any directed selling efforts in the United States with respect to the Securities, and it and its affiliates have complied and will comply with the offering restrictions requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of any sale of Securities pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases such Securities from the Initial Purchaser during the restricted period a confirmation or notice to substantially the following effect:


      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their initial distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the respective meanings given to them in Regulation S under the Act."

     The Initial Purchaser understands that the Issuers and, for the purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7(d) and 7(e) hereof, counsel to the Issuers and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchaser hereby consents to such reliance.

     3. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Secu-rities shall be made at the office of Cahill Gordon & Reindel, at 9:00 A.M., New York City time, on December 16, 1997 (the "Closing Date"). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchaser and the Issuers.

     The Securities will be delivered to the Initial Purchaser against payment of the purchase price therefor by federal funds certified check of immediately available funds payable in accordance with written instructions from the Company. The Securities will be evidenced by a single global security (the "Global Security") and/or by additional certificated securities, and will be registered, in the case of a Global Security, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchaser shall request prior to 1:00 p.m., New York City time, on the third business day preceding the Closing Date. The Securities to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

     4. Agreements of the Issuers. The Issuers agree with the Initial Purchaser as follows:

           (a) Until the completion of the distribution of the Securities by the Initial Purchaser to Eligible Purchasers, the Issuers will advise the Initial Purchaser promptly and, if requested by it, will confirm such advice in writing, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole, or of the happening of any event or the existence of any condition which requires any amendment or supplement to the Offering Memorandum (as then amended or supplemented) so that the Offering Memorandum (x) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) will comply with applicable law.

           (b) The Issuers will furnish to the Initial Purchaser, without charge, such number of copies of the Offering Memorandum, as may then be amended or supplemented, as it may reasonably request.

           (c) The Issuers will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall object after being so advised.

           (d) Prior to the execution and delivery of this Agreement, the Issuers have delivered or will deliver to the Initial Purchaser, without charge, in such reasonable quantities as the Initial Purchaser shall have requested or may hereafter request, copies of the Preliminary Offering Memorandum. The Issuers consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Issuers. The Issuers consent to the use of the Offering Memorandum (and of any amendment or supplement thereto prepared in accordance with Section 4(c)) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchaser and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

           (e) If, at any time prior to completion of the distribution of the Securities by the Initial Purchaser to Eligible Purchasers, any event shall occur or condition shall exist that in the judgment of the Issuers or in the opinion of the Initial Purchaser requires any amendment or supplement to the Offering Memorandum (as then amended or supplemented) so that the Offering Memorandum (x) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) will comply with applicable law, the Issuers will, in each such case subject to Section 4(c), forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser and dealers that number of copies thereof as they shall reasonably request.

           (f) The Issuers will cooperate with the Initial Purchaser and with its counsel in connection with the qualification of the Securities for offering and sale by the Initial Pur-chaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall any of the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

           (g) So long as any of the Securities are outstanding, the Issuers will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Issuers mailed to stockholders or filed with the Securities and Exchange Commission (the "Commission"), and (ii) from time to time such other information concerning the Issuers as the Initial Purchaser may reasonably request.

           (h) The Issuers will apply the net proceeds from the sale of the Securities to be sold by them hereunder in accordance with the description set forth under "Use of Proceeds" in the Offering Memorandum.

           (i) Except as stated in this Agreement and in the Offering Memorandum, the Issuers have not taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the Act, the Issuers will not distribute any offering material in connection with the Exempt Resales. The Issuers will not solicit any offers to buy and will not offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or by means of any directed selling efforts (as defined under Regulation S and the Commission's releases related thereto).

           (j) The Issuers will use their best efforts to cause the Securities to be eligible for trading on The PORTAL Market.

           (k) From and after the Closing Date, so long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

           (l) The Issuers agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale by the Issuers to the Initial Purchaser or by the Initial Purchaser to the Eligible Purchasers of the Securities.

           (m) The Issuers agree to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

           (n) The Issuers agree that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

           (o) The Issuers shall not, and shall not permit any of their respective affiliates to, resell any Securities that have been acquired by any of them.

           (p) Prior to the Closing Date, the Issuers will furnish to the Initial Purchaser, as soon as they have been prepared by the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent consolidated financial statements of the Company appearing in the Offering Memorandum.

           5. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to the Initial Purchaser that:

           (a) No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order as-serting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuers, is contemplated.

           (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuers in writing by or on behalf of the Initial Purchaser expressly for use therein.

           (c)  [Intentionally Omitted]

           (d) The Indenture has been duly and validly authorized by each of the Issuers and, upon its execution, delivery and performance by each of the Issuers and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of each of the Issuers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; the Indenture conforms in all material respects to the description thereof in the Offering Memorandum; and no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

           (e) The Senior Notes and the Guarantees have been duly authorized by the Company and each of the Guarantors, respectively, and, when executed by the Company and each of the Guarantors, respectively, and, in the case of the Senior Notes, authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the Securities conform in all material respects to the description thereof in the Offering Memorandum.

           (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights.

           (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

           (h) All of the Company's "significant subsidiaries" (as defined in the Act) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation or partnership duly organized, validly existing and in good standing in the jurisdiction of its incorporation or formation, with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing could not have a Material Adverse Effect. All of the outstanding shares of capital stock or partnership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonas sessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Offering Memorandum.

           (i) There are no legal or governmental proceedings pending or, to the knowledge of the Issuers, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of the respective properties of the Company or any of the Subsidiaries, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, could cause a Material Adverse Effect or materially affect the issuance of the Securities or the consummation of any of the transactions contemplated by the Transaction Documents. There are no agreements, contracts, indentures, leases or other instruments of the Company or any of the Subsidiaries that are material to the Company and the Subsidiaries, taken as a whole, which are not described in the Offering Memorandum. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and, to the knowledge of the Issuers, no such action or dispute is threatened.

           (j) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where any such violation or violations in the aggregate could not have a Material Adverse Effect or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of the Company and the Subsidiaries or any of their respective properties may be bound, except as may be disclosed in the Offering Memorandum and except where any such default or defaults in the aggregate would not have a Material Adverse Effect.

           (k) Neither the issuance, offer, sale or delivery of the Securities, the execution, delivery or performance of the Transaction Documents by the Company or the Subsidiar-ies a party thereto nor the consummation by the Company and such Subsidiaries of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained or may be required in connection with the registration under the Act of the Securities in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, except any such conflicts and breaches that in the aggregate would not have a Material Adverse Effect, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of the respective properties of the Company or any of the Subsidiaries may be bound, except any such conflict or conflicts that in the aggregate could not have a Material Adverse Effect, or (iii) violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of the respective properties of the Company or any of the Subsidiaries, except any such violation or violations that in the aggregate could not have a Material Adverse Effect, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

           (l) Arthur Andersen LLP, who has certified or shall certify the consolidated financial statements of the Company included as part of the Offering Memorandum, is an independent public accountant under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

           (m) The consolidated financial statements of the Company included in the Offering Memorandum, together with the related notes thereto, present fairly the financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP").

           (n) Each of the Company and the Guarantors has all the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by each of the Company and the Guarantors of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by each of the Company and the Guarantors, and each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by each of the Company and the Guarantors and constitutes the valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

           (o) Except as disclosed in the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum, none of the Company or any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

           (p) The Company and the Subsidiaries have good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by them, free and clear of all material liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum, and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries, is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

           (q) Except as permitted by the Act, the Issuers have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum and Offering Memorandum (and any amendment or supplement thereto in accordance with Section 4(c) hereof).

           (r) The Company and the Subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum except to the extent that the failure to have such Permits could not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects, all their respective material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

           (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assur-ances that (i) transactions of the Company and the Subsidiaries are executed in accordance with management's general or specific authorization; (ii) transactions of the Company and the Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets of the Company and the Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and the Subsidiaries is compared with existing assets of the Company and the Subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences.

           (t) Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Issuers, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation could have a Material Adverse Effect.

           (u) Except as disclosed in the Offering Memorandum, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments could not have a Material Adverse Effect.

           (v) No holder of any security of the Issuers (other than holders of the Securities) has any right to request or demand registration of any security of the Issuers because of the consummation of the transactions contemplated by the Transaction Documents. Except as described in the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

           (w) The Company and the Subsidiaries own or possess adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and the Issuers are not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or the Subsidiaries with respect to the foregoing.

           (x) The Issuers are not and, upon sale of the Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Issuers of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (y) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

           (z) None of the Issuers nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offering of the Securities.

           (aa) The Issuers are not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Securities by the Initial Purchaser.

           (bb) Assuming (i) that the representations and warranties of the Initial Purchaser in Section 2 hereof are true and correct in all material respects, (ii) the Initial Purchaser complies with the covenants set forth in

      Section 2 hereof (iii) compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by purchasers to whom the Initial Purchaser initially resells Securities and (v) purchasers to whom the Initial Purchaser initially resells Securities receive a copy of the Offering Memorandum prior to such sale, the purchase and sale of the Securities pursuant hereto (including the Initial Purchaser's proposed offering of the Securities on the terms and in the manner set forth in the Offering Memorandum and
      Section 2 hereof) do not require registration under the Act.

           (cc) The execution and delivery of this Agreement and the other Transaction Documents and the sale of the Securities to the Initial Purchaser by the Issuers or by the Initial Purchaser to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
      The representations made by the Issuers in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Transfer Restrictions."

           (dd) The Company and the Subsidiaries will be in compliance with, and not subject to any liability under, the common law and all applicable federal, state, local and foreign laws, regulations, rules, codes, ordinances, directives, and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as defined herein) ("Environmental Laws"), except, in each case, where non compliance or liability, individually or in the aggregate, could not be have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law.

           6. Indemnification and Contribution. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to the Initial Purchaser, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing to the Issuers by or on behalf of the Initial Purchaser expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Initial Purchaser sold Securities to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented). The foregoing indemnity agreement shall be in addition to any liability which the Issuers may otherwise have.

     (b) If any action, suit or proceeding shall be brought against the Initial Purchaser or any person who controls the Initial Purchaser in respect of which indemnity may be sought against the Issuers, the Initial Purchaser or any such person who controls the Initial Purchaser shall promptly notify in writing the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser or any person who controls the Initial Purchaser shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or any person who controls the Initial Purchaser unless (i) the indemnifying par-ties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel on a timely basis and such failure to assume the defense is reasonably likely to adversely affect the preparation for or conduct of such action, suit or proceeding, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or any such person who controls the Initial Purchaser and any of the indemnifying parties and the Initial Purchaser or any such person who controls the Initial Purchaser shall have been advised by its counsel that representation of such indemnified party and any such indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or any such person who controls the Initial Purchaser). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and reasonable expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and any such person who controls the Initial Purchaser not having actual or potential differing interests with such indemnifying parties, which firm shall be designated in writing by the Initial Purchaser, and that all such reasonable fees and reasonable expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchaser, to the extent provided in paragraph
(a), and any person who controls the Initial Purchaser from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.


     (c) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, and their respective directors and officers, and any person who controls an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from an Issuer to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any of the Issuers, any of their respective directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), the Initial Purchaser shall have the rights and duties given to the Issuers by paragraph (b) above (except that if the Issuers shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and the Issuers, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchaser may otherwise have.

     (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or depending on any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Securities purchased by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any of the Initial Purchaser or any person who controls the Initial Purchaser, the Issuers, their respective directors or officers or any person controlling the Issuers, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser or any person who controls the Initial

Purchaser, or to an Issuer, their respective directors or officers or any person controlling an Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

     (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Securities on the Closing Date hereunder is subject to the fulfillment, in the Initial Purchaser's sole discretion, of the following conditions:

           (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, be contemplated. No order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, shall be contemplated.

           (b)  [Intentionally Omitted]

           (c) Subsequent to the date hereof, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business, properties, assets, net worth or results of operations of the Company and the Subsidiaries which, in the opinion of the Initial Purchaser, would materially adversely affect the market for the Securities, or (ii) the Offering Memorandum shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading if amending or supplementing the Offering Memorandum to correct such misstatement or omission would, in the sole discretion of the Initial Purchaser, materially adversely affect the marketability of the Securities.

           (d) The Initial Purchaser shall have received on the Closing Date an opinion of Katten Muchin & Zavis, counsel for the Issuers, dated the Closing Date and addressed to the Initial Purchaser, in the form of Exhibit B hereto.

           (e) The Initial Purchaser shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the Initial Purchaser, dated the Closing Date, and addressed to the Initial Purchaser, with respect to such matters as the Initial Purchaser may request.

           (f) The Initial Purchaser shall have received letters addressed to the Initial Purchaser, and dated the date hereof and the Closing Date, from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchaser.

           (g) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the consolidated short-term or consolidated long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, except as may otherwise be stated in the Offering Memorandum, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum; (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; and (v) the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief ex-ecutive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchaser), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

           (h) The Issuers shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

           (i) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

           (j)  The Securities shall have been approved for trading on PORTAL.

           (k) The Issuers shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

           All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

           Any certificate or document signed by any officer of an Issuer and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Issuers to the Initial Purchaser as to the statements made therein.

           8. Expenses. (a) Whether or not the purchase and sale of the Securities hereunder is consummated or this Agreement is terminated pursuant to
Section 9 hereof, the Issuers agree, jointly and severally, to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement, the Registration Rights Agreement and the Indenture; (ii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum and all amendments or supplements as may be reasonably requested for use in connection with the offering and sale of the Securities;
(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of the preliminary and supplemental Blue Sky Memoranda and all other agreements and documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the application for quotation of the Securities on PORTAL; (vi) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchaser relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Issuers of their obligations under the Registration Rights Agreement; and (viii) the fees and expenses of the Issuers' accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers. The Issuers hereby agree that they will pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this Section 8 by delivering to counsel for the Initial Purchaser on such date a check payable to such counsel in the requisite amount.

     (b) If the purchase and sale of the Securities hereunder is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchaser in payment for the Securities on the Closing Date, the Issuers shall reimburse the Initial Purchaser promptly upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities and the other transactions contemplated hereby.

     9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the

Initial Purchaser, without liability on the part of the Initial Purchaser to the Issuers, by notice to the Issuers, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any out break or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States or the market for the Securities is such as to make it, in the sole judgment of the Initial Purchaser, impracticable or inadvisable to commence or continue the offering of the Securities on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Securities by the Initial Purchaser. Notice of such termination may be given to the Issuers by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     10. Information Furnished by the Initial Purchaser. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and in the third paragraph under the caption "Private Placement" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchaser as such information is referred to in Sections 5(b) and 6 hereof.

     11. Miscellaneous. Except as otherwise provided in Sections 4 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Issuers, at the office of the Company at 6242 Garfield Street, Cass City, MI 48726-1325 (with a copy to Howard S. Lanznar, Katten Muchin & Zavis, 525 W. Monroe Street, Chicago, IL 60661), Attention: L.E. Althaver, Chief Executive Officer, or (ii) if to the Initial Purchaser, to Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the Initial Purchaser and the Issuers, and their respective directors, officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the terms

"successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Securities in its status as such purchaser.

     12. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchaser.

                                      Very truly yours,

                                      WALBRO CORPORATION

                                      By: /s/ Daniel L. Hittler
                                         -----------------------------
                                           Name:  Daniel L. Hittler
                                           Title: Secretary

                                      WALBRO AUTOMOTIVE CORPORATION

                                      By: /s/ Daniel L. Hittler
                                         -----------------------------
                                           Name:  Daniel L. Hittler
                                           Title: Secretary

                                      WALBRO ENGINE MANAGEMENT CORPORATION

                                      By: /s/ Daniel L. Hittler
                                         -----------------------------
                                           Name:  Daniel L. Hittler
                                           Title: Secretary

                                      SHARON MANUFACTURING CORPORATION

                                      By: /s/ Daniel L. Hittler
                                         -----------------------------
                                           Name:  Daniel L. Hittler
                                           Title: Secretary

                                      WHITEHEAD ENGINEERED PRODUCTS, INC.

                                      By:  /s/ Daniel L. Hittler
                                         -----------------------------
                                           Name:  Daniel L. Hittler
                                           Title: Secretary

Confirmed as of the date first
above mentioned.

SALOMON BROTHERS INC

By: /s/ Dominic Lepore
   -------------------------
   Name:  Dominic Lepore
   Title: Vice President